UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission

File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

On January 20, 2011, we announced that we are offering to sell shares of our common stock, par value $0.001 per share, in an underwritten public offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-168928), as amended, previously filed with the Securities and Exchange Commission, or SEC.

Our press release, dated January 20, 2011, announcing the offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements made in this current report on Form 8-K, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to our expectations regarding the completion and timing of the offering and the intended use of the proceeds from the offering. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the offering. We cannot assure you that we will be able to complete the offering on the anticipated terms, or at all. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue one or more of our drug development or discovery research programs. These and other risk factors are set forth in our annual report on Form 10-K for the fiscal year ended December 31, 2009, as amended, and subsequent SEC filings. We disclaim any intention or duty to update any forward-looking statements made in this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Corcept Therapeutics Incorporated dated January 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: January 20, 2011	By:	/S/ CAROLINE M. LOEWY
Caroline M. Loewy
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of Corcept Therapeutics Incorporated dated January 20, 2011.